Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 5, 2006 (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the adoption of SFAS No. 143, “Accounting for Asset Retirement Obligations” on January 1, 2003), appearing in the Annual Report on Form 10-K of Venoco, Inc. for the year ended December 31, 2005.

/s/ Deloitte & Touche LLP

Denver, Colorado
December 15, 2006